Exhibit 1.1

[—] Common Units

INERGY MIDSTREAM, L.P.

COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS

UNDERWRITING AGREEMENT

[—], 2011

[—], 2011

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Credit Suisse Securities (USA) LLC

Wells Fargo Securities, LLC

As Representatives of the several

  Underwriters named in Schedule I attached hereto,

c/o Morgan Stanley & Co. LLC

  1585 Broadway

  New York, New York 10036

c/o Barclays Capital Inc.

  745 Seventh Avenue

  New York, New York 10019

c/o Merrill Lynch, Pierce, Fenner & Smith

          Incorporated

  One Bryant Park

  New York, New York 10036

c/o Credit Suisse Securities (USA) LLC

  Eleven Madison Avenue

  New York, New York 10010

c/o Wells Fargo Securities, LLC

  375 Park Avenue

  New York, New York 10152

Ladies and Gentlemen:

Inergy Midstream, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC are acting as the representatives (the “Representatives”), [—] common units representing limited partner interests in the Partnership (the “Firm Units”). The Partnership also proposes to issue and sell to the several Underwriters not more than an additional [—] common units representing limited partner interests in the Partnership (the “Additional Units”) if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Units granted to the Underwriters in Section 2 hereof. The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.” The common units representing limited partner interests in the Partnership to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Units.”

Inergy GP, LLC, a Delaware limited liability company (“NRGY GP”), owns a non-economic general partner interest in, and is the general partner of, Inergy, L.P., a publicly traded Delaware limited partnership (“NRGY”). Inergy Holdings, L.P., a Delaware limited partnership (“NRGY Holdings”), owns a 100% membership interest in NRGY GP. Inergy Holdings GP, LLC, a Delaware limited liability company (“NRGY Holdings GP”), is the general partner of NRGY Holdings and owns a non-economic general partner interest and a 99% limited partner interest in NRGY Holdings. NRGY Holdings GP owns a 100% membership interest in NRGP Limited Partner, LLC, a Delaware limited liability company which owns a 1% limited partner interest in NRGY Holdings. NRGY owns a 100% membership interest in MGP GP, LLC, a Delaware limited liability company (“Holdings GP”) which owns a non-economic general partner interest in, and is the general partner of, Inergy Midstream Holdings, L.P., a Delaware limited partnership (“Holdings”). NRGY owns a 100% limited partner interest in Holdings. Holdings owns a 100% membership interest in NRGM GP, LLC, a Delaware limited liability company (the “General Partner”) which owns a non-economic general partner interest in, and is the general partner of, the Partnership.

As used herein, Finger Lakes LPG Storage, LLC, a Delaware limited liability company (“Finger Lakes”), Inergy Gas Marketing, LLC, a Delaware limited liability company (“Inergy Gas”), Inergy Storage, Inc., a Delaware corporation (“Storage”), Central New York Oil And Gas Company, L.L.C., a New York limited liability company (“CNYOGC”), Arlington Storage Company, LLC, a Delaware limited liability company (“Arlington Storage”), Inergy Pipeline East, LLC, a Delaware limited liability company (“Inergy East”), Inergy ASC, LLC, a Delaware limited liability company (“ASC”), Arlington Associates Limited Partnership, a Massachusetts limited partnership (“Arlington Associates”), and Steuben Gas Storage Company, a New York general partnership (“Steuben”) are collectively referred to as the “Partnership Subsidiaries.” The Partnership, the General Partner and the Partnership Subsidiaries are collectively referred to as the “NRGM Entities.” The Partnership, the General Partner and NRGY are collectively referred to as the “Partnership Parties.” The Partnership Parties, NRGY GP, Inergy Propane, LLC, a Delaware limited liability company (“Inergy Propane”) and wholly-owned subsidiary of NRGY, Holdings GP and Holdings are collectively referred to as the “Contribution Parties.” The NRGM Entities, NRGY and NRGY GP are collectively referred to as the “Partnership Entities.”

It is understood and agreed to by all parties hereto that the Partnership was recently formed by converting Inergy Midstream, LLC to a limited partnership to own, operate, develop and acquire certain natural gas and NGL storage and transportation assets currently located in the Northeast region of the United States, as described more particularly in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Contribution Agreement (as such terms are hereinafter defined). Prior to or on the date hereof, the following transactions (the “Prior Transactions”) occurred:

(a) NRGY formed Holdings GP and contributed $1,000 in exchange for all of the membership interests in Holdings GP;

(b) Holdings GP and NRGY formed Holdings, NRGY contributed $1,000 to Holdings in exchange for a limited partner interest representing all of the economic interests in Holdings, and Holdings GP was admitted as a non-economic general partner;

(c) Holdings formed the General Partner and contributed $1,000 to the General Partner in exchange for all of the membership interests in the General Partner;

(d) NRGY’s 100% membership interest in Inergy Midstream, LLC, a Delaware limited liability company (“Midstream”) and the predecessor of the Partnership, was converted into a 0% managing member interest and a 100% non-managing member interest, respectively; NRGY contributed the 0% managing member interest in Midstream to Holdings, and Holdings further contributed the 0% managing member interest in Midstream to the General Partner;

(e) Midstream converted into the Partnership, NRGY’s 100% non-managing member interest in Midstream converted into a limited partner interest in the Partnership (the “Initial LP Interest”) and the General Partner’s 0% managing member interest in Midstream converted into a non-economic general partner interest in the Partnership (the “Initial GP Interest”);

(f) the Partnership distributed to NRGY all of its 100% membership interest in each of Tres Palacios Gas Storage LLC, a Delaware limited liability company, and US Salt, LLC, a Delaware limited liability company; and

(g) the Partnership assigned to NRGY all of the Partnership’s right, title and interest in, and NRGY assumed all of the Partnership’s obligations under, that certain Purchase and Sale Agreement dated September 3, 2010, as amended and supplemented from time to time, between TP Gas Holding LLC and the Partnership, pursuant to and upon the terms and conditions set forth in that certain Assignment and Assumption Agreement dated November 25, 2011, between the Partnership, as assignor, and NRGY, as assignee.

It is further understood and agreed to by all parties hereto that the following additional transactions (the “Closing Transactions”) will occur on or before the Closing Date (as hereinafter defined):

(a) NRGY will incur $[—] million of debt pursuant to an unsecured promissory note issued by NRGY in favor of JPMorgan Chase Bank, N.A. (the “Assumed Debt”);

(b) the board of directors of NRGY GP will designate each of the Partnership and the Partnership Subsidiaries as an “Unrestricted Subsidiary” (as such term is defined under the indentures governing NRGY’s issued and outstanding senior unsecured notes);

(c) NRGY will contribute all outstanding intercompany debt that the Partnership owes to Inergy Propane to the Partnership, and such intercompany debt will be canceled;

(d) the Contribution Parties will enter into a contribution, conveyance and assumption agreement (the “Contribution Agreement”), pursuant to which, in addition to various other transactions set forth in the Contribution Agreement:

(i) NRGY will convey the Initial LP Interest to the Partnership, as a recapitalization of its interest in the Partnership, in exchange for (A) [—] Common Units, (B) the right to receive a distribution from the Partnership of $[—] million as reimbursement of pre-formation capital expenditures with respect to the Partnership’s assets, (C) the issuance to Holdings of all of the incentive distribution rights (as defined in the Partnership Agreement) (the “Incentive Distribution Rights”) in the Partnership, (D) the Partnership’s assumption from NRGY of the Assumed Debt pursuant to an assignment and assumption agreement, substantially in the form filed as Exhibit 10.9A to the Registration Statement (the “PM Assignment and Assumption Agreement”), and (E) the right to receive, upon the earlier to occur of the expiration of the option to purchase Additional Units as provided in Section 2 hereof or the purchase by the Underwriters of all of the Additional Units as provided in Section 2 hereof, (1) a number of additional Common Units that is equal to the excess, if any, of (x) [—] over (y) the aggregate number of Additional Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise of the option to purchase Additional Units and (2) a distribution in an amount equal to the net proceeds of the sale of Additional Units purchased by and issued to the Underwriters pursuant to the exercise of the option to purchase Additional Units; such Common Units described in (i)(A)

and any Common Units issuable pursuant to the right to receive additional Common Units described in (i)(E) are collectively referred to herein as the “Sponsor Units”; and

(ii) the General Partner will convey the Initial GP Interest to the Partnership, as a recapitalization of its interest in the Partnership, in exchange for a non-economic general partner interest in the Partnership.

(e) the public offering of the Firm Units contemplated hereby will be consummated;

(f) the Partnership, the General Partner and NRGY shall amend and restate the Partnership’s agreement of limited partnership (such agreement as the same may be amended and restated, the “Partnership Agreement”);

(g) the General Partner shall amend and restate its limited liability company agreement (such agreement as the same may be amended and restated, the “General Partner LLC Agreement”);

(h) the Partnership will use $[—] million of the net proceeds from the offering to repay the Assumed Debt;

(i) the Partnership, as borrower, will enter into the Credit Agreement, dated as of [—], 2011, by and among the Partnership, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Credit Agreement”);

(j) the Partnership will borrow $[80] million under the Credit Agreement to fund a distribution to NRGY for reimbursement of pre-formation capital expenditures with respect to the Partnership’s assets;

(k) the Partnership and NRGY will enter into a tax sharing agreement (the “Tax Sharing Agreement”);

(l) NRGY, as borrower, will enter into the Consent and Amendment No. 2, by and among NRGY, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “NRGY Credit Consent”) to that certain Amended and Restated Credit Agreement, dated as of November 24, 2009, as further amended and restated as of February 2, 2011, by and among the aforementioned parties;

(m) NRGY and NRGY Holdings GP will enter into a membership interest purchase agreement (the “Membership Interest Purchase Agreement”); and

(n) the Partnership Parties and NRGY GP will enter into an omnibus agreement (the “Omnibus Agreement”) to address, among other things, the provision by NRGY to the Partnership of certain administrative services and employees, the Partnership’s agreement to reimburse NRGY for the cost of such services and employees, certain indemnification obligations, the use by the Partnership of the name “Inergy” and related marks, and NRGY’s right to review and first option with respect to business opportunities.

If the Underwriters exercise the right to purchase Additional Units, the Partnership will distribute the net proceeds of the sale of Additional Units to NRGY. The transactions to occur pursuant to the Contribution Agreement, together with the Prior Transactions and the Closing Transactions are referred to herein as the “Transactions.” In connection with the transactions to occur pursuant to the Contribution Agreement, the parties to the Transactions will enter into various transfer agreements, conveyances, contribution agreements and related documents, including, but not limited to, the PM Assignment and Assumption Agreement (collectively, and together with the Contribution Agreement, the “Contribution Documents”). The “Transaction Documents” shall mean the Contribution Documents, the Tax Sharing Agreement, the Membership Interest Purchase Agreement, the Omnibus Agreement and the Credit Agreement. The “Operative Agreements” shall mean the Transaction Documents, the Partnership Agreement and the General Partner LLC Agreement.

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-176445), including a prospectus, relating to the Units. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Partnership has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the most recent preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, “Time of Sale” means [    :    ] [p].m. (New York City time) on [—], 2011, which time you informed us to be the time just prior to the time when sales of the Units were first made, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

The Partnership and the Underwriters agree that up to 5% of the Firm Units to be purchased by the Underwriters (the “Reserved Units”) shall be reserved for sale by the Underwriters to the officers, directors and employees of the General Partner and its affiliates and certain other persons associated with the Partnership Entities, as designated by the Partnership (collectively, the “Reserved Unit Offerees”), as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations (the “Directed Unit Program”). To the extent that any such Reserved Units are not orally confirmed for purchase by any such Reserved Unit Offeree by [9:00 a.m.] (New York City time) on the business day following the date hereof, such Reserved Units may, at the sole and absolute discretion of the Representatives, be offered to the public as part of the public offering contemplated hereby or offered or sold to any other Reserved Unit Offerees.

1. Representations and Warranties of the Partnership Parties. Each of the Partnership Parties represents and warrants to and agrees with each of the Underwriters that:

(a) Registration. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Partnership Parties, threatened by the Commission.

(b) No Material Misstatements or Omissions. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Units in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the applicable Delivery Date, the Time of Sale Prospectus, as then amended or supplemented by the Partnership, if applicable, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not include and, as amended or supplemented, if applicable, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 14 herein.

(c) Ineligible Issuer; Free Writing Prospectus. The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) Forward-Looking Information. Each of the statements made by the Partnership in the Registration Statement, the Time of Sale Prospectus, and the Prospectus (and any amendment or supplement thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(e) Formation, Good Standing and Foreign Qualification of the Partnership Entities. Each of the Partnership Entities (excluding Steuben with respect to good standing) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation with all necessary corporate, limited liability company or partnership power and authority, as the case may be, to own or lease its property and to conduct its business in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Partnership Entities is duly registered or qualified as a foreign entity to transact business in and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not (i) have a material adverse effect on the financial condition, business, properties or results of operations of the NRGM Entities, taken as a whole (“Material Adverse Effect”) [or (ii) subject the limited partners of the Partnership to any material liability or disability].

(f) General Partner. The General Partner has full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g) Ownership of the General Partner. NRGY indirectly owns, and at the applicable Delivery Date (as hereinafter defined), after giving effect to the Transactions, will indirectly own of record, a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and NRGY indirectly owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”) (except for (A) for restrictions on transferability contained in the General Partner LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (B) Liens created or arising under the Delaware LLC Act and (C) Liens created, arising under or securing that certain Amended and Restated Credit Agreement, dated November 24, 2009, as amended and restated as of February 2, 2011, among NRGY, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, as further amended from time to time (the “NRGY Credit Agreement”)).

(h) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at the applicable Delivery Date (as hereinafter defined), after giving effect to the Transactions, will be, the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such general partner interest free and clear of all Liens (except for (A) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (B) Liens

created or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (C) Liens created, arising under or securing the NRGY Credit Agreement).

(i) Ownership of the Incentive Distribution Rights. At the applicable Delivery Date (as hereinafter defined), after giving effect to the Transactions, NRGY will indirectly own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and NRGY will indirectly own the Incentive Distribution Rights free and clear of all Liens (except for (A) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (B) Liens created or arising under the Delaware LP Act and (C) Liens created, arising under or securing the NRGY Credit Agreement).

(j) Ownership of the Sponsor Units. Assuming no purchase by the Underwriters of Additional Units, on the applicable Delivery Date (as hereinafter defined), after giving effect to the Transactions, NRGY will own all of the Sponsor Units free and clear of all Liens (except for (A) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (B) Liens created or arising under the Delaware LP Act and (C) Liens created, arising under or securing the NRGY Credit Agreement); and the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(k) Duly Authorized and Validly Issued Units. At the applicable Delivery Date, the Units and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Except for [—] restricted units issued pursuant to the Partnership’s long-term incentive plan, the Sponsor Units, the Incentive Distribution Rights and the Units will be the only limited partner interests of the Partnership issued or outstanding at the Closing Date and at each Option Closing Date, as applicable.

(l) Ownership of the Partnership Subsidiaries. At the applicable Delivery Date (as hereinafter defined), after giving effect to the Transactions, the Partnership will own, directly or indirectly, 100% of the issued shares of capital stock, membership interests or partnership interests, as applicable, in each of the Partnership Subsidiaries; such shares of capital stock, membership interests or partnership interests will be duly authorized and validly issued in accordance with the certificate of incorporation, bylaws, limited liability company agreement, operating agreement or partnership agreement, as applicable, of such entity and will be fully paid (to the extent required under such applicable organizational documents) and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act and (ii) in the case of an interest in a limited liability company, limited partnership or general partnership formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company, limited partnership or general partnership statute, as applicable); and will be owned, directly or indirectly, by the Partnership, free and clear of all Liens (other than (x) those created, arising under or securing obligations under the Credit Agreement and (y) restrictions on transferability contained in the Organizational Agreements (as hereinafter defined) of such entity or as described in the Registration Statement, Time of Sale Prospectus or the Prospectus).

(m) No Other Subsidiaries. At each applicable Delivery Date (as hereinafter defined), after giving effect to the Transactions, other than the Partnership’s ownership, directly or indirectly, of 100% of the issued shares of capital stock, membership interests or partnership interests, as applicable, in each of the Partnership Subsidiaries, the Partnership does not own, and at each Delivery Date, after giving effect to the Transactions, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of a non-economic general partner interest in the Partnership, the General Partner does not own, and at each Delivery Date, after giving effect to the Transactions, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n) Conformity of Units to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o) No Preemptive Rights, Registration Rights or Options. Except (i) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) for restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to natural gas storage and transportation assets, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any capital stock, partnership interests or membership interests of any of the NRGM Entities, in each case pursuant to the partnership agreement, limited liability company agreement or operating agreement (collectively, the “Organizational Agreements”), as the case may be, of any such NRGM Entity or the certificate of limited partnership, formation or incorporation, articles of organization, bylaws or other organizational documents (together with the Organizational Agreements, collectively, the “Organizational Documents”) of any such NRGM Entity or any other agreement or instrument to which any such NRGM Entity is a party or by which any such NRGM Entity may be bound. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the filing of the Registration Statement nor the offering, issuance and sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership. Except for options granted pursuant to employee benefit plans, qualified unit option plans, or other employee compensation plans in effect as of the date of this Agreement, there are no outstanding options or warrants to purchase any capital stock, membership interests or partnership interests of any of the NRGM Entities.

(p) Authority. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At each Delivery Date (as hereinafter defined), all corporate, partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their unitholders, stockholders, partners or members for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements and the consummation of the Transactions and the other transactions contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(q) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(r) Authorization, Execution and Enforceability of Other Agreements. At the applicable Delivery Date (as hereinafter defined):

(i) the Transaction Documents will have been duly authorized, executed and delivered by the Partnership Entities party thereto and each will be a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against such Partnership Entities in accordance with its respective terms;

(ii) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and NRGY and will be a valid and legally binding agreement of the General Partner and NRGY, enforceable against the General Partner and NRGY in accordance with its terms;

(iii) the General Partner LLC Agreement will have been duly authorized, executed and delivered by Holdings and will be a valid and legally binding agreement of Holdings, enforceable against Holdings in accordance with its terms; and

(iv) the Organizational Agreements of the Partnership Subsidiaries will have been duly authorized, executed and delivered by the Partnership Entities party thereto and each will be a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against such Partnership Entities in accordance with its respective terms;

provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(s) Legal Sufficiency of the Contribution Documents. The Partnership, upon execution and delivery of the Contribution Documents and consummation of the transactions contemplated thereby, will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership.

(t) No Conflicts. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of (i) the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (iii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities that are party hereto or thereto, as the case may be, or (iv) the consummation by the Partnership Entities of the Transactions and the other transactions contemplated by this Agreement or the Operative Agreements (A) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, rule or regulation or any order, judgment, decree or injunction of any court or arbitrator or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created, arising under or securing the Credit Agreement or the NRGY Credit Agreement), which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions or perform their respective obligations under this Agreement or the Operative Agreements. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any debtor.

(u) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (iii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Entities party hereto or thereto, or (iv) the consummation by the Partnership Entities of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements, except for (A) such as may be required under the Securities Act and the rules and regulations of the Commission thereunder, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder, state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of the FINRA in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (B) such that have been, or on or prior to the Closing Date (as hereinafter defined) will be, obtained or made, and (C) such that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions or perform their respective obligations under this Agreement or the Operative Agreements.

(v) No Default. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of any of the Partnership Entities to consummate the Transactions or perform their respective obligations under this Agreement or the Operative Agreements. To the knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(w) Independent Registered Public Accounting Firm. Ernst & Young LLP, which has certified the audited financial statements of the NRGM Entities contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto), is an independent registered public accounting firm with respect to the NRGM Entities as required by the Securities Act, the applicable rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).

(x) Financial Statements. As of September 30, 2011, the Partnership would have had, on the consolidated, as adjusted basis indicated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, a capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) and other financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical and pro forma financial and operating data under the caption “Summary-Summary Historical and Pro Forma Financial and Operating Data” contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) and the selected historical and pro forma financial and operating data set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) are prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which they have been derived and fairly present in all material respects the information shown thereby. The pro forma condensed consolidated financial statements and other pro forma financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership Parties, reasonable, and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Partnership are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(y) Investment Company. None of the NRGM Entities is now, and after the offering, issuance and sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds,” none of the NRGM Entities will be, an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended.

(z) Private Placement. The sale and issuance of the Sponsor Units and the Incentive Distribution Rights, directly or indirectly, to NRGY are exempt from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder, and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

(aa) Environmental Compliance. Each of the NRGM Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (to the extent human health and safety relate to exposure to Hazardous Materials, as hereinafter defined) and the environment or imposing liability or standards of conduct concerning any Hazardous Material (“Environmental Laws”), (ii) has timely applied for or received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such received permit, license or approval, and (iv) to the knowledge of the Partnership Parties, does not have any remedial costs or liabilities arising under Environmental Laws (including, without limitation, any liabilities in connection with the release of any Hazardous Materials into the environment or exposure of any third party to Hazardous Materials, except where such noncompliance with Environmental Laws as described in clause (i) above, such failure to apply for or receive required permits, licenses or other approvals as described in clause (ii) above, such failure to comply with the terms and conditions of such permits, licenses or other approvals as described in clause (iii) above, or such incurrence of remedial costs or personal injury liabilities as described in clause (iv) above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Hazardous Material” means (1) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (2) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (3) any petroleum or petroleum product, (4) any polychlorinated biphenyl and (5) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under any other Environmental Law.

(bb) No Labor Dispute. No material labor dispute with the employees of any of the Partnership Entities exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Partnership Parties, is imminent.

(cc) Insurance. The NRGM Entities maintain or are entitled to the benefits of insurance from reputable insurers covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a commercially reasonable manner. None of the NRGM Entities (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(dd) Litigation. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the NRGM Entities is or may be a party or to which the business or property of any of the NRGM Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the NRGM Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) in any manner draw into question the validity of this Agreement.

(ee) Distribution Restrictions. After giving effect to the Transactions, at the applicable Delivery Date (as hereinafter defined), none of the Partnership Subsidiaries will be prohibited, directly or indirectly, from making any distributions to the Partnership or another Partnership Subsidiary, from making any other distribution on such Partnership Subsidiary’s equity interests, from repaying to the Partnership or its affiliates any loans or advances to such Partnership Subsidiary from the Partnership or its affiliates or from transferring any of such Partnership Subsidiary’s property or assets to the Partnership or any other Partnership Subsidiary, except (i) as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such Partnership Subsidiary’s jurisdiction of formation and the Organizational Documents of such Partnership Subsidiary, (iii) such prohibitions arising under the Credit Agreement, (iv) for such approval or other consent from governmental entities relating to restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to natural gas storage and transportation assets and (v) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(ff) Foreign Corrupt Practices Act. None of the NRGM Entities nor any director or officer of the NRGM Entities, nor, to the knowledge of any of the Partnership Parties, any agent, employee or affiliate of any of the NRGM Entities, is aware of or has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and each of the NRGM Entities and, to the knowledge of the Partnership Parties, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve compliance therewith and with the representation and warranty contained herein.

(gg) No Conflict with Money Laundering Laws. The operations of each of the NRGM Entities are and have been conducted at all times in compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the NRGM Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Parties, threatened.

(hh) No Conflict with OFAC Laws. None of the NRGM Entities, nor any director or officer thereof, nor, to the knowledge of any of the Partnership Parties, any employee, agent, affiliate or representative of any of the NRGM Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and each of the NRGM Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to (i) fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is subject to any U.S. sanctions administered by OFAC or (ii) in any other manner that will result in a violation of any U.S. sanctions administered by OFAC by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ii) No Material Adverse Change. None of the NRGM Entities has sustained since the date of the latest audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree that is reasonably likely to cause a Material Adverse Effect other than what is set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), (i) none of the NRGM Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transaction not in the ordinary course of business, that, individually or in the aggregate, would cause or result in a Material Adverse Effect and (ii) there has not been any material change in the capitalization, or increase in the short-term debt or long-term debt, of the NRGM Entities taken as a whole. There has not occurred any adverse change, or any development involving a prospective adverse change, in the condition, financial or otherwise, general affairs, business, operations, prospects, properties, management, partners’ capital, stockholders’ equity, net worth or results of operations of the NRGM Entities, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the NRGM Entities, or to which any of the NRGM Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the Securities Act and which are not described as required by the Securities Act; and there are no agreements, contracts, indentures, leases or other documents or other instruments that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act. The statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate summaries of such agreements, documents or proceedings.

(kk) Title to Properties. Each of the NRGM Entities has good and indefeasible title to all real property (save and except for “rights-of-way” (as hereinafter defined)) and good title to all personal property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as owned by such NRGM Entity, free and clear of all Liens except such (i) as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) as are created, arise under or secure the Credit Agreement or (iii) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

all real property and buildings held under lease by any of the NRGM Entities are held by such NRGM Entity under valid, subsisting and enforceable leases with such exceptions as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) Rights-of-Way. Each of the NRGM Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect.

(mm) Permits. Each of the NRGM Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the NRGM Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of such permits contains any restriction that is materially burdensome to the NRGM Entities, taken as a whole.

(nn) Intellectual Property. After giving effect to the Transactions, the NRGM Entities will own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the businesses now operated by them, and none of the NRGM Entities have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(oo) Directed Unit Program. None of the Reserved Unit Offerees is domiciled outside of the United States.

(pp) Books and Records; Accounting Controls. The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their assets and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. [Each NRGM Entity’s internal controls are effective and there are no material weaknesses or significant deficiencies in the NRGM Entities’ internal controls.]

(qq) Disclosure Controls. The Partnership has established and maintain disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, which (i) are designed to provide reasonable assurance that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Partnership’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure, and (ii) are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 under the Exchange Act.

(rr) Sarbanes Oxley Act of 2002. At the Closing Date, the Partnership and, to the Partnership’s knowledge, the General Partner’s directors or officers, in their capacities as such, will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and the rules of the NYSE that are effective and applicable to the Partnership as of the Closing Date.

(ss) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of (i) any Delivery Date and (ii) completion of the distribution of the Units, will not distribute, any offering material in connection with the offering, issuance and sale of the Units other than the Registration Statement, the Time of Sale Prospectus, the Prospectus and any free writing prospectuses, if any, identified in Schedule II hereto.

(tt) NYSE Listing. The Units have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance.

(uu) Tax Returns. Each of the NRGM Entities that is required to do so has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Partnership or (ii) which, if not paid, would not have a Material Adverse Effect. No tax deficiency has been determined adversely to any of the NRGM Entities which has had (nor do any of the Partnership Entities have any notice or knowledge of any tax deficiency of the NRGM Entities which could reasonably be expected to be determined adversely to any of the NRGM Entities and which could reasonably be expected to have) a Material Adverse Effect.

(vv) FINRA Affiliations. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders.

Any certificate signed by any officer of any Partnership Party and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such Partnership Party, as to the matters covered thereby, to the Underwriters.

2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership the number of Firm Units set forth in Schedule I hereto opposite its name at $[—] a unit (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to [—] Additional Units at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such units are to be purchased. For any exercise notice given after the Closing Date (as hereinafter defined), each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Units nor later than ten business days after the date of such notice. Additional Units may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units. On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional units as you may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

3. Terms of Public Offering. The Partnership is advised that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective and as in your judgment is advisable. The Partnership is further advised by you that the Units are to be offered to the public initially at $[—] a unit (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[—] a unit under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Units shall be made to the Partnership in Federal or other funds immediately available in New York City against delivery of such Firm Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [—], 2011, or at such other time on the same or such other date, not later than [—], 2011,1 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Units shall be made to the Partnership in Federal or other funds immediately available in New York City against delivery of such Additional Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [—], 2011,2 as shall be designated in writing by you.

The Firm Units and Additional Units shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Units and Additional Units shall be delivered to you through the facilities of The Depository Trust Company on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the

[1]	Insert date 5 business days after the date inserted earlier in the sentence.
[2]	Insert date 10 business days after the expiration of the green shoe option.

several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor. The Closing Date and any Option Closing Date are each sometimes referred to herein as a “Delivery Date.”

5. Conditions to the Underwriters’ Obligations. The obligations of the Partnership to sell the Units to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Units on each applicable Delivery Date are subject to the condition that the Registration Statement shall have become effective not later than [—] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the accuracy when made and on each applicable Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their covenants and obligations hereunder, and the following further conditions:

(a) All filings required by Rule 424 under the Securities Act shall have been timely made. All material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act. No stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the most recent preliminary prospectus, the Prospectus or any issuer free writing prospectus shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Partnership Parties or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Subsequent to the execution and delivery of this Agreement and prior to each applicable Delivery Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of [the Partnership] by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) (A) none of the NRGM Entities shall have sustained, since the date of the latest audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), that, individually or in the aggregate, would have a Material Adverse Effect, and (B) there shall not have occurred any change, or any development involving a prospective change, in the financial condition, business, properties or results of operations of the NRGM Entities, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(c) The Underwriters shall have received on each applicable Delivery Date a certificate of the Partnership, dated the applicable Delivery Date and signed on behalf of the Partnership by (i) the President and Chief Executive Officer and (ii) the Executive Vice President and Chief Financial Officer of the General Partner, to the effect that the signers of such certificate have examined the Registration Statement, the Time of Sale Prospectus, the Prospectus, and this Agreement and that:

(i) no stop order (A) suspending the effectiveness of the Registration Statement or (B) suspending or preventing the use of the most recent preliminary prospectus, the Prospectus or any issuer free writing prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Partnership Parties, threatened by the Commission;

(ii) the condition set forth in Section 5(b)(i) herein has been fully satisfied;

(iii) (A) the representations and warranties of the Partnership Parties contained in this Agreement are true and correct as of the applicable Delivery Date and (B) the Partnership Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the applicable Delivery Date;

(iv) [nothing has come to their attention that would lead them to believe that: (A) the Registration Statement, at the time it became effective, (B) the Time of Sale Prospectus, as of the date of this Agreement or as amended or supplemented, if applicable, as of the applicable Delivery Date, and (C) the Prospectus, as of its date or as amended or supplemented, if applicable, as of the applicable Delivery

Date, (1) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Registration Statement) or (2) included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of the Time of Sale Prospectus and the Prospectus);]

(v) no event contemplated by Section 5(b)(ii)(A) herein in respect of the NRGM Entities has occurred; and

(vi) covering such other matters as you may reasonably request.

Each officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Representatives shall have received on each applicable Delivery Date an opinion of Vinson & Elkins L.L.P., outside counsel for the Partnership, dated the applicable Delivery Date and addressed to you, to the effect that:

(i) each of the Partnership Entities (excluding Inergy East, ASC, Arlington Associates and Steuben) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation. Each of Inergy East, ASC and Arlington Associates is validly existing and in good standing under the laws of its jurisdiction of formation. Each of the Partnership Entities has all necessary corporate, limited liability company or partnership power and authority to own or lease its property and to conduct its business in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Partnership Entities is duly registered or qualified to transact business in and is in good standing as a corporation, limited liability company or partnership, as the case may be, in each foreign jurisdiction, if applicable, set forth opposite its name on Exhibit A to this Agreement;

(ii) the General Partner has full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(iii) NRGY indirectly owns of record a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General

Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and NRGY indirectly owns such membership interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming NRGY or Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the General Partner LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (2) Liens created by or arising under the Delaware LLC Act and (3) Liens created by, arising under or securing the NRGY Credit Agreement;

(iv) the General Partner is the sole general partner of the Partnership and owns of record a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (2) Liens created by or arising under the Delaware LP Act and (3) Liens created by, arising under or securing the NRGY Credit Agreement;

(v) After giving effect to the Closing Transactions, NRGY indirectly owns of record all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and NRGY indirectly owns such Incentive Distribution Rights free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming NRGY or Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (2) Liens created by or arising under the Delaware LP Act and (3) Liens created by, arising under or securing the NRGY Credit Agreement;

(vi) After giving effect to the Closing Transactions, NRGY owns of record all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and NRGY owns the Sponsor Units free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming NRGY as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (2) Liens created by or arising under the Delaware LP Act and (3) Liens created by, arising under or securing the NRGY Credit Agreement;

(vii) the Units and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered by the Partnership to the Underwriters against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Except for [—] restricted units issued pursuant to the Partnership’s long-term incentive plan, the Sponsor Units, the Incentive Distribution Rights and the Units are the only limited partner interests of the Partnership issued or outstanding;

(viii) except with respect to Arlington Associates, as to which such counsel expresses no opinion, the Partnership owns of record, directly or indirectly, 100% of the issued shares of capital stock, membership interests or partnership interests, as applicable, in each of the Partnership Subsidiaries; such shares of capital stock, membership interests or partnership interests have been duly authorized and validly issued in accordance with the certificate of incorporation, bylaws, limited liability company agreement, operating agreement and/or partnership agreement governing such entity and are fully paid (to the extent required under such applicable organizational documents) and nonassessable (except (A) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act and (B) in the case of an interest in a limited liability company or general partnership formed under the laws of New York, as such nonassessability may be affected by similar provisions of such state’s limited liability company or general partnership statute, as applicable); and are owned, directly or indirectly, by the Partnership, free and clear of all Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming each respective owner as debtor is on file in the office of the Secretary of State of the State of Delaware, or (2) otherwise known to such counsel, without independent investigation, other than (a) restrictions on transferability contained in the organization documents or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (b) Liens created by or arising under the Delaware LLC Act, the New York Limited Liability Company Law or the New York Partnership Law and (c) Liens created by, arising under or securing the Credit Agreement;

(ix) Except (i) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) for restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to natural gas storage and transportation assets, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any capital stock, partnership interests or membership interests of any of the NRGM Entities, in each case pursuant to the Organizational Documents of such entities or any other agreement or instrument listed as an exhibit to the Registration Statement to which any of the NRGM Entities is a party or by which any of them may be bound. To such counsel’s knowledge, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the filing of the Registration Statement nor the offering, issuance and sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership. To such counsel’s knowledge, except for options granted pursuant to employee benefit plans, qualified unit option plans, or other employee compensation plans in effect as of the date of this Agreement, there are no outstanding options or warrants to purchase any capital stock, membership interests or partnership interests of any of the NRGM Entities;

(x) each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (A) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership

Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. All corporate, partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, stockholders, partners or members for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements by each of the Partnership Entities party thereto and the consummation of the Transactions and the other transactions contemplated by this Agreement and the Operative Agreements has been validly taken;

(xi) this Agreement has been duly authorized, executed and delivered by each of the Partnership Parties;

(xii) the Operative Agreements and the Organizational Agreements of the Partnership Subsidiaries (excluding Arlington Associates and Steuben) have been duly authorized, executed and delivered by the Partnership Entities that are parties thereto and each is a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against such Partnership Entities in accordance with its respective terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy;

(xiii) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of (A) the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, (B) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities that are party hereto or thereto, as the case may be, or (D) the consummation of the Transactions and the other transactions contemplated by this Agreement or the Operative Agreements (1) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (2) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event under, any document or agreement filed as an exhibit to the Registration Statement under the NRGY Credit Agreement or under the indentures governing NRGY’s outstanding senior unsecured notes, (3) results or will result in any violation of (i) the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”) or federal law (provided, however, such counsel need not express any opinion in this paragraph (xiii) as to federal or state securities or federal or state antifraud laws except as otherwise specifically stated herein), or (ii) any order, judgment, decree or injunction known to such counsel of any Delaware court to which any of the Partnership Entities or any of their assets or properties is subject, or (4) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created, arising under or securing the Credit Agreement or the NRGY Credit Agreement), which breaches, violations, defaults or Liens, in the case of clauses (2), (3) or (4) would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions or perform their respective obligations under this Agreement or the Transaction Documents;

(xiv) no permit, consent, approval, authorization, order, registration, filing or qualification, of or with, any federal or Delaware court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with (A) the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, (B) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Entities party hereto or thereto or (D) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements, except for (1) such as required under the Securities Act and the applicable rules and regulations of the Commission thereunder, the Exchange Act and the applicable rules and regulations of the Commission thereunder, applicable state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of FINRA in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated in this Agreement and in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as to which such counsel need not express any opinion, (2) such that have been obtained or made and are in full force and effect, and (3) such that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions or perform their respective obligations under this Agreement or the Operative Agreements;

(xv) the statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Sources of Capital,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement” and “Investment in Inergy Midstream, L.P. by Employee Benefit Plans,” and Item 14 in the Registration Statement, in each case, insofar as they purport to constitute summaries of matters, agreements, documents or proceedings or summaries of law or legal conclusions, are accurate summaries in all material respects, and the Units, the Sponsor Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(xvi) such counsel does not know of any agreements, contracts, indentures, leases or other documents or other instruments that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required under the Securities Act;

(xvii) the opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them;

(xviii) the Registration Statement was declared effective under the Securities Act on [—], 2011; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule;

(xix) the Registration Statement, at the time it was declared effective, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act (except for the financial statements and the notes and the schedules thereto and the other financial and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and

(xx) none of the NRGM Entities is now, and after the offering, issuance and sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds,” none of the NRGM Entities will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Partnership Parties and the independent registered public accounting firm of the Partnership, your counsel and your representatives, at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (except to the extent specified in the opinions expressed in subparagraph (xv) above), based on the foregoing, no facts have come to such counsel’s attention that lead it to believe that:

(A) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Time of Sale Prospectus, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its date or the applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information contained in or excluded from, the Registration Statement, the Time of Sale Prospectus or the Prospectus, and (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.

In rendering such opinion, such counsel may (A) rely, to the extent such counsel deems proper, in respect of matters of fact upon representations of the Partnership Parties set forth in this Agreement and upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL, the New York Limited Liability Company Law and New York Partnership Law, (D) with respect to the opinions expressed in subparagraph (i) above as to the good standing, due qualification or registration as a foreign limited partnership, corporation, partnership or limited liability company, as the case may be, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit A to this Agreement (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to your counsel), (E) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership Parties may be subject, and (F) with respect to the opinions expressed in subparagraphs (iii), (iv), (v), (vi) and (viii) above relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Corporation, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware.

The opinion of Vinson & Elkins L.L.P. described in this Section 5(d) shall be rendered to the Underwriters at the request of the Partnership and shall so state therein.

(e) The Representatives shall have received on each applicable Delivery Date an opinion of Laura L. Ozenberger, Senior Vice President, General Counsel and Secretary of the General Partner, dated the applicable Delivery Date and addressed to you, to the effect that:

(i) Except (A) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) for restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to natural gas storage and transportation assets, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any capital stock, membership interests or partnership interests of any of the NRGM Entities pursuant to any agreement or instrument known to such counsel to which any such NRGM Entity is a party or by which any such NRGM Entity may be bound (other than the Organizational Documents of such entity to which such counsel need not opine). To such counsel’s knowledge, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the filing of the Registration Statement or the Prospectus nor the offering, issuance and sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership. To such counsel’s knowledge, except for options granted pursuant to employee benefit plans, qualified unit option plans, or other employee compensation plans in effect as of the date of this Agreement, there are no outstanding options or warrants to purchase any capital stock, membership interests or partnership interests of any of the NRGM Entities;

(ii) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of (i) the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (iii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities party hereto or thereto or (iv) the consummation of the Transactions and the other transactions contemplated by this Agreement or the Operative Agreements (A) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event under, any agreement, lease or instrument known to me (excluding any Organizational Document, any other document or agreement filed as an exhibit to the Registration Statement, the NRGY Credit Agreement or the indentures governing NRGY’s outstanding senior unsecured notes as to which such counsel need not express any opinion) to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, or (B) will result, to such counsel’s knowledge, in any violation of any federal or Missouri judgment, order, decree, injunction, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their assets or properties (provided, however, such counsel need not express any opinion in this paragraph (ii) with respect to compliance with any state securities or federal or state antifraud law except as otherwise specifically stated herein, and such counsel’s opinion with respect to federal law in this paragraph (ii) may assume that the Underwriters have complied with the covenant set forth in Section 7 herein), which conflicts, breaches, violations, or defaults, in the case of clauses (A) or (B), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions or perform their respective obligations under this Agreement or the Operative Agreements; and

(iii) to such counsel’s knowledge, there are no legal or governmental proceedings or investigations pending or threatened against any of the NRGM Entities or to which any of the NRGM Entities is a party or to which any of their respective properties is subject that is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus but are not so described as required under the Securities Act.

In addition, such counsel shall state that she has participated in conferences with officers and other representatives of the Partnership Parties and the independent registered public accounting firm of the Partnership, your counsel and your representatives, at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, based on the foregoing, no facts have come to such counsel’s attention that cause her to believe that:

(A) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Time of Sale Prospectus, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its date or the applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information contained in, the Registration Statement, the Time of Sale Prospectus or the Prospectus, and (ii) representations and warranties contained in the exhibits to the Registration Statement.

In rendering such opinion, such counsel may (A) rely, to the extent such counsel deems proper, in respect of matters of fact upon representations of the Partnership Parties set forth in this Agreement and upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (B) assume that all documents submitted to her as originals are authentic, that all copies submitted to her conform to the originals thereof, and that the signatures on all documents examined by her are genuine, (C) state that her opinion is limited to federal laws and the laws of the State of Missouri, and (D) state that she expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

(f) The Representatives shall have received on each applicable Delivery Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the applicable Delivery Date and addressed to you, with respect to such matters as the Underwriters may reasonably require; and the Partnership Parties shall have furnished such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of the execution of this Agreement, the Representatives shall have received letters dated such date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters shall use a “cut-off date” not more than three business days prior to the date of such letter.

(h) On each applicable Delivery Date, the Representatives shall have received a letter dated such date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(g) herein, except that the date referred to in the proviso in Section 5(g) herein shall be a date not more than three business days prior to such Delivery Date.

(i) The Representatives shall have received prior to the date hereof duly executed “lock-up” letter agreements, each substantially in the form of Exhibit B-1 hereto, between you and certain officers and directors of the General Partner named in Exhibit B-3 hereto relating to sales and certain other dispositions of Common Units or certain other securities, and each shall be in full force and effect on each applicable Delivery Date.

(j) The Partnership Parties shall not have failed, refused, or been unable, at or prior to each applicable Delivery Date to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Delivery Date.

(k) The Partnership shall have furnished to you at each applicable Delivery Date such further information, opinions, certificates, letters and documents as you may have reasonably requested.

(l) The Units will have been approved for listing, subject only to official notice of issuance.

(m) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

All such opinions, certificates, letters and documents referred to in this Section 5 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Partnership shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents, in addition to the opinions, certificates, letters and documents referred to above in this Section 5, as you may reasonably request with respect to the good standing of the Partnership Entities, the due authorization and issuance of the Additional Units to be sold on such Option Closing Date and other matters related to the issuance of such Additional Units.

If any of the conditions specified above in this Section 5 shall not have been satisfied at or prior to each applicable Delivery Date or waived by you in writing, this Agreement may be terminated by you upon notice to the Partnership. Notice of such termination shall be given to the Partnership in writing or by telephone or facsimile and confirmed in writing.

6. Covenants of the Partnership Parties. The Partnership Parties covenant with each Underwriter as follows:

(a) To furnish to you, without charge, 11 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other

Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(i) or 6(j) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If there is a post-effective amendment to the Registration Statement that is not effective under the Securities Act, to use its reasonable best efforts to cause the post-effective amendment to the Registration Statement to become effective as promptly as possible, and to notify you, promptly after it shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective.

(d) To promptly advise the Underwriters of any request of the Commission for amendment of the Registration Statement or for supplement to any prospectus or for any additional information, and of the issuance by the Commission or any state or other jurisdiction or other regulatory body of any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any issuer free writing prospectus or suspending the qualification or registration of the Units for offering, issuance or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which they shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(e) Unless they have obtained or will obtain the prior written consent of the Underwriters, they have not made and will not make any offer relating to the Units that would constitute an issuer free writing prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433 under the Securities Act; provided, however, that prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto. The Partnership Parties agree that each issuer free writing prospectus has complied and will comply, as the case may be, with the applicable requirements of Rules 164 and 433 under the Securities Act, including in respect of timely filing with the Commission, legending and record keeping.

(f) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(g) Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(h) During the period when a prospectus relating to any of the Units is required to be delivered under the Securities Act by any Underwriter or dealer, to comply, at its own expense, with all requirements imposed by the Securities Act and the applicable rules and regulations of the Commission thereunder, so far as necessary to permit the continuance of sales of, or dealing in, the Units during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

(i) If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(j) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(k) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, that none of the Partnership Entities shall be required to qualify as a foreign entity or to take any action that would subject any of the Partnership Entities to service of process in any such jurisdiction where any such entity is not presently qualified or already subject to service of process or where any such entity would be subject to taxation as a foreign entity where it is not otherwise subject to taxation.

(l) To make generally available to the Partnership’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(m) The Partnership will file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(n) The Partnership, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(o) The Partnership will apply the proceeds from the sale of the Units sold by it as set forth in the description under “Use of Proceeds” in the Prospectus.

(p) To promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Units under the Securities Act.

(q) The Partnership will use its reasonable best efforts to obtain approval for, and maintain the listing of the Units on, the NYSE.

(r) The Partnership Parties will not invest or otherwise use the proceeds received by the Partnership from its sale of the Units in such a manner as would require any of the NRGM Entities to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(s) The Partnership will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units.

(t) To pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by any of the Partnership Parties and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(k) hereof, including filing fees and the reasonable fees and disbursements of external counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of external counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by the FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Units and all costs and expenses incident to listing the Units on the NYSE, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Partnership Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives (which, for the avoidance of doubt, shall not include the Underwriters) and officers of the Partnership Parties and any such consultants, and [50% of the cost of any aircraft chartered in connection with the road show with the prior approval of the Partnership Parties, provided that in the event the offering does not close on the Closing Date, such amount shall be 100% of the cost of any aircraft chartered in connection with the roadshow with the prior approval of the Partnership Parties,] (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of external counsel incurred by the Underwriters in connection with the Directed Unit Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program and (xi) all other costs and expenses incident to the performance of the obligations of the Partnership Parties hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution”, Section 9 entitled “Directed Unit Program Indemnification” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make.

(u) The Partnership shall cause each Reserved Unit Offeree who purchases $100,000 or more of Reserved Units to execute a “lock-up” letter agreement substantially in the form attached hereto as Exhibit B-2, and otherwise to cause the Reserved Units to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by the FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Reserved Units during the period beginning on the date hereof and ending on and including the date that is 25 days after the date of the Prospectus or any such longer period of time as may be required by the FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Units are offered.

(v) The Partnership will furnish to you duly executed “lock-up” letter agreements, each substantially in the form of Exhibit B-1 hereto, between you and any officer or director of the General Partner newly elected or appointed during the 180-day restricted period (including any extension of such period thereof) described in the two immediately following paragraphs below.

Each of the Partnership Parties also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the

Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units (other than any registration statement on Form S-8).

The restrictions contained in the preceding paragraph shall not apply to (a) the Units to be sold hereunder, (b) the issuance by the Partnership of Common Units and other securities pursuant to the Contribution Agreement as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (c) the issuance by the Partnership of equity awards pursuant to employee benefit plans described in the Time of Sale Prospectus, provided that either (i) such equity awards are not transferrable and the securities underlying such awards do not vest during the 180-day period, or (ii) the recipient thereof enters into a “lock-up” lock-up agreement in the form of Exhibit B-1 hereto with respect to the remaining 180-day restricted period (as such period may be extended pursuant to such agreement), (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the 180-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of a party to the a lock-up agreement or any of the Partnership Parties, [or (e) issuances of Common Units directly to a seller of a business as part of the purchase price or a private placement, in each case in connection with acquisitions and capital improvements that the General Partner determines will increase cash flow from operations on a per unit basis after giving effect to such issuance, provided that any recipient of such Common Units thereof enters into a “lock-up” letter agreement in the form of Exhibit B-1 hereto with respect to the remaining term of the restricted period (as such period may be extended pursuant to such agreement)].] Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The

Partnership shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Partnership Parties not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) [The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, managers, officers, employees and agents, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act] from and against any and all losses, claims, damages and liabilities (including, without limitation, any documented legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein, which information consists solely of the information specified in Section 14 herein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, the directors of the General Partner and of NRGY GP, the director nominees and officers of the General Partner who sign or consent to be included in the Registration Statement and each person, if any, who controls a Partnership Party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership Parties to such Underwriter, but only with reference to information relating to such Underwriter furnished to the

Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, which information consists solely of the information specified in Section 14 herein.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such documented fees and expenses reasonably incurred shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Partnership Parties, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. (x) Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for documented fees and expenses of counsel reasonably incurred as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Units. The relative fault of the Partnership Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e) The Partnership Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties, agreements and other statements of the Partnership Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, its directors, managers, officers, employees, agents, any person controlling any Underwriter or any affiliate of any Underwriter who has, or who is alleged to have, participated in the distribution of the Units as an underwriter or by or on behalf of any of the Partnership Parties, the officers or directors of the General Partner or NRGY GP or any person controlling a Partnership Party and (iii) acceptance of and payment for any of the Units.

9. [Directed Unit Program Indemnification. In addition to and without limitation to the obligations of the Partnership Parties to indemnify each Underwriter, its affiliates and their officers, directors, employees, partners, members and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act pursuant to the provisions of Section 8, the Partnership Parties agree to indemnify and hold harmless each Underwriter, its officers, directors, employees, partners, members, agents and affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of the violation of any applicable laws, rules or regulations of any foreign jurisdictions where Reserved Units have been or are offered or sold, (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus “wrapper” or other material prepared by or with the consent of the Partnership for delivery or distribution to Reserved Unit Offerees or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) arising out of the failure of any Reserved Unit Offeree to pay for or accept delivery of the Reserved Units which such

Reserved Unit Offeree agreed (orally or in writing, including, without limitation, by email, by notice of acceptance given by means of a website or by any other form of electronic communication) to purchase, or (D) otherwise arising out of or in connection with the offering or sale of the Reserved Units;

(b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in (i) above; provided that (subject to Section 8(c)(x) above) any such settlement is effected with the written consent of the Partnership; and

(c) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by Wells Fargo), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in (i) above, to the extent that any such expense is not paid under (i) or (ii) above.

The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, its affiliates, officers, directors, employees, partners, members or agents or the Partnership Parties, the officers or directors of the General Partner or any person controlling a Partnership Party and (iii) acceptance of and payment for any of the Directed Units.]

10. Termination. The Underwriters may terminate this Agreement at any time by notice given by you to the Partnership, if after the execution and delivery of this Agreement and on or prior to the Closing Date or an Option Closing Date, as the case may be (i) any condition specified in Section 5 hereof (other than Section 5(f), regarding delivery of the Underwriters’ counsel opinion, and Section 5(k), regarding delivery of such further information or documentation as the Underwriters may reasonably request) shall not have been satisfied, (ii) trading generally shall have been suspended or materially limited on, or by, as the case may be, on the NYSE, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Any such termination shall be without liability of any party to any other party except as provided in Sections 6(t), 8 and 9 hereof.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to you and the Partnership Parties for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership Parties. In any such case either you or the Partnership Parties shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Partnership Parties to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership Parties shall be unable to perform their obligations under this Agreement, the Partnership Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the documented fees and disbursements of their external counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement; No Fiduciary Duty. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Partnership Parties and the Underwriters with respect to the preparation of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.

(b) Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, each of the Partnership Parties acknowledges and agrees that in connection with the offering of the Units: (i) the relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, and the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, any of the Partnership Parties or any other person, (ii) no Underwriter is acting as advisor, expert or otherwise, to any of the Partnership Entities in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units, (iii) the Underwriters owe the Partnership Parties only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iv) the Underwriters may have interests that differ from those of the Partnership Parties and the Underwriters have no obligation to disclose, or account to the Partnership Parties for, any of such additional interests. The Partnership Parties waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.

13. Research Independence. The Partnership Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The

Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Underwriters’ investment banking divisions. The Partnership Parties acknowledge that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

14. Information Furnished by the Underwriters. The Partnership Parties acknowledge that the following statements set forth in the most recent preliminary prospectus and the Prospectus: (A) the names of the Underwriters, (B) the paragraph on the cover page regarding delivery of the Units, (C) the third paragraph under the caption “Underwriting” and (D) under the caption “Underwriting,” the statements under the sub-heading “Price Stabilization and Short Positions” constitute the only information furnished by or on behalf of the Underwriters for inclusion in any preliminary prospectus, the Registration Statement, the Prospectus, any issuer free writing prospectus or in any amendment or supplement thereto.

15. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and, to the extent provided in Sections 8 and 9, the officers and directors of the General Partner and each person who controls a Partnership Party or the Underwriters and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from the Underwriters shall be construed a successor or assign by reason merely of such purchase.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

18. Time of Essence. Time shall be of the essence in this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of, or to affect the meaning or interpretation of, this Agreement.

21. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Representatives shall be delivered, mailed or faxed to: Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8 hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and if to the Partnership Parties shall be delivered, mailed or faxed to: Inergy Midstream, L.P., Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112, facsimile number (816) 471-3854, with a copy to Laura L. Ozenberger, Senior Vice President, General Counsel and Secretary, Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112, facsimile number (816) 531-4680.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon the foregoing shall constitute a binding agreement among the Partnership Parties and the Underwriters.

INERGY MIDSTREAM, L.P.

By: NRGM GP, LLC (its General Partner)

By:
R. Brooks Sherman, Jr.
Executive Vice President and Chief Financial Officer

NRGM GP, LLC

By:
R. Brooks Sherman, Jr.
Executive Vice President and Chief Financial Officer

INERGY, L.P.

By: Inergy GP, LLC (its General Partner)

By:
R. Brooks Sherman, Jr.
Executive Vice President and Chief Financial Officer

Underwriting Agreement

Accepted in New York, New York as of the date first above written on behalf of ourselves and as Representatives of the several Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. LLC

By:
Name:
Title:

By: Barclays Capital Inc.

By:
Name:
Title:

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

By: Credit Suisse Securities (USA) LLC

By:
Name:
Title:

By: Wells Fargo Securities, LLC

By:
Name:
Title:

Underwriting Agreement

SCHEDULE I

Underwriter	Number of Firm Units To Be Purchased

Morgan Stanley & Co. LLC	[—]
Barclays Capital Inc.	[—]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[—]
Credit Suisse Securities (USA) LLC	[—]
Wells Fargo Securities, LLC	[—]
J.P. Morgan Securities LLC	[—]
RBC Capital Markets, LLC	[—]
Robert W. Baird & Co. Incorporated	[—]
Morgan Keegan & Company, Inc.	[—]
Stifel, Nicolaus & Company, Incorporated	[—]

Total:	[—]

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [—], 2011

2.	[identify all free writing prospectuses filed by the Partnership under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

II-1

EXHIBIT A

Good Standing and Foreign Qualification

Inergy, L.P.

Delaware

Missouri

Inergy GP, LLC

Delaware

Alabama

Indiana

Kentucky

Michigan

Missouri

New York

North Carolina

Ohio

Pennsylvania

South Carolina

Texas

West Virginia

Inergy Midstream, L.P.

Delaware

New York

Texas

NRGM GP, LLC

Delaware

Finger Lakes LPG Storage, LLC

Delaware

New York

Pennsylvania

Inergy Gas Marketing, LLC

Delaware

Inergy Storage, Inc.

Delaware

Central New York Oil And Gas Company, L.L.C.

New York

Missouri

Pennsylvania

Arlington Storage Company, LLC

Delaware

New York

Inergy Pipeline East, LLC

Delaware

New York

Inergy ASC, LLC

Delaware

Arlington Associates Limited Partnership

Massachusetts

Steuben Gas Storage Company

New York

A-1

EXHIBIT B-1

[FORM OF LOCK-UP LETTER AGREEMENT]

            , 2011

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Credit Suisse Securities (USA) LLC

Wells Fargo Securities, LLC

As Representatives of the several

  Underwriters named in Schedule I of the Underwriting Agreement,

c/o Morgan Stanley & Co. LLC

  1585 Broadway

  New York, New York 10036

c/o Barclays Capital Inc.

  745 Seventh Avenue

  New York, New York 10019

c/o Merrill Lynch, Pierce, Fenner & Smith

          Incorporated

  One Bryant Park

  New York, New York 10036

c/o Credit Suisse Securities (USA) LLC

  Eleven Madison Avenue

  New York, New York 10010

c/o Wells Fargo Securities, LLC

  375 Park Avenue

  New York, New York 10152

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Inergy Midstream, L.P., a Delaware limited partnership (the “Partnership”), NRGM GP, LLC, a Delaware limited liability company (the “General Partner”) and Inergy, L.P., a Delaware limited partnership (“Inergy” and, collectively with the Partnership and the General Partner, the “Partnership Parties”) as

B-1-1

representatives of the several underwriters named therein (the “Underwriters”) providing for the public offering (the “Public Offering”) of common units (the “Common Units”) representing limited partner interests in the Partnership.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC and Barclays Capital Inc. on behalf of the Underwriters, it will not, during the period commencing on the date hereof through and including the date that is 180 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Units or other securities acquired in such open market transactions, (b) transfers of Common Units or any security convertible into Common Units as a bona fide gift, or (c) distributions of Common Units or any security convertible into Common Units to limited partners or unitholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the Lock-Up Period, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Partnership. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. LLC and Barclays Capital Inc. on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common

B-1-2

Units. The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the undersigned’s Common Units except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the Lock-Up Period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or

(2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period or provides notification to Morgan Stanley & Co. LLC or Barclays Capital Inc. of any earnings release or material news or material event relating to the Partnership that may give rise to an extension of the Lock-Up Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the Lock-Up Period unless the undersigned requests and receives prior written confirmation from the Partnership or Morgan Stanley & Co. LLC and Barclays Capital Inc. that the restrictions imposed by this agreement have expired.

This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned.

It is understood that, if (i) the Partnership notifies the Underwriters that it does not intend to proceed with the Public Offering contemplated by the Underwriting Agreement, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, or (iii) the registration statement filed with the Securities and Exchange Commission with respect to the Public Offering does not become effective or is withdrawn, this agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership Parties and the Underwriters.

B-1-3

[Signature page follows]

B-1-4

Very truly yours,

(Name)

(Title)

(Address)

Lock-Up Letter Agreement

EXHIBIT B-2

[FORM OF DIRECTED UNIT PROGRAM LOCK-UP LETTER AGREEMENT]

            , 2011

Wells Fargo Securities, LLC

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

The undersigned understands that this agreement is being delivered to you in connection with the Directed Unit Program (the “DUP”) for the public offering (the “Public Offering”) of common units (the “Common Units”) representing limited partner interests in Inergy Midstream, L.P., a Delaware limited partnership (the “Partnership”) pursuant to the proposed Underwriting Agreement (the “Underwriting Agreement”) by and among the Partnership, NRGM GP, LLC, a Delaware limited liability company (the “General Partner”) and Inergy, L.P., a Delaware limited partnership (“Inergy” and, collectively with the Partnership and the General Partner, the “Partnership Parties”), on the one hand, and Morgan Stanley & Co. LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC (“Wells Fargo”), as representatives of the several underwriters named therein (the “Underwriters”), on the other hand.

In order to induce Wells Fargo to sell Common Units to the undersigned through the DUP, and in light of the benefits that the purchase of the Common Units under the DUP will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Wells Fargo that if the undersigned purchases at least $100,000 worth of Common Units under the DUP, then without the prior written consent of Wells Fargo, it will not, during the period commencing on the date hereof through and including the date that is 25 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Units or (2) enter

B-3-1

into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether an such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Units or other securities acquired in such open market transactions, (b) transfers of Common Units or any security convertible into Common Units as a bona fide gift, or (c) distributions of Common Units or any security convertible into Common Units to limited partners or unitholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the Lock-Up Period, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Partnership. In addition, the undersigned agrees that, without the prior written consent of Wells Fargo, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units. The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the undersigned’s Common Units except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the Lock-Up Period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or

(2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period or provides notification to Wells Fargo of any earnings release or material news or material event of the Partnership that may give rise to an extension of the Lock-Up Period;

B-3-2

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the Lock-Up Period unless the undersigned requests and receives prior written confirmation from the Partnership or Wells Fargo that the restrictions imposed by this agreement have expired.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned.

It is understood that, if (i) the Partnership notifies the Underwriters that it does not intend to proceed with the Public Offering contemplated by the Underwriting Agreement, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, or (iii) the registration statement filed with the Securities and Exchange Commission with respect to the Public Offering does not become effective or is withdrawn, this agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership Parties and the Underwriters.

[Signature page follows]

B-3-3

Very truly yours,

(Name)

(Title)

(Address)

Lock-Up Letter Agreement

EXHIBIT B-4

LIST OF PARTIES TO EXECUTE LOCK-UP LETTER AGREEMENTS

Name	Position
John J. Sherman	President, Chief Executive Officer and Director

R. Brooks Sherman, Jr.	Executive Vice President and Chief Financial Officer

William R. Moler	Senior Vice President and Chief Operating Officer

Laura L. Ozenberger	Senior Vice President, General Counsel and Secretary

Warren H. Gfeller	Director

Arthur B. Krause	Director